Exhibit 10.15

TRANSITION AND AMENDMENT AGREEMENT

This Transition and Amendment Agreement (this “Agreement”) is made and entered into as of December 13, 2019 (the “Transition Date”) by and between Dr. Bhaskar Chaudhuri (the “Dr. Chaudhuri”) and Arcutis Biotherapeutics, Inc., a Delaware limited liability company (the “Company” and together with the Dr. Chaudhuri, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the Parties previously entered into that certain Consulting Agreement dated August 16, 2016 (together, the “Consulting Agreement”), pursuant to which Dr. Chaudhuri agreed to serve as Chair of the Company’s board of directors (the “Board”).

WHEREAS, the Parties have agreed to end Dr. Chaudhuri’s service as Chair of the Board, effective as of the Transition Date.

WHEREAS, in connection with such transition, the Parties also mutually desire, in order to clarify, confirm and harmonize the equity vesting arrangements that will apply to Company equity held by Dr. Chaudhuri in connection with his continued service as a member of the Board, to amend certain terms of (1) that certain Stock Purchase Agreement dated as of August 16, 2016 (the “Stock Purchase Agreement”) and (2) that certain Notice of Stock Option Grant and Stock Option Agreement, each dated as of March 13, 2019 (the “March 2019 Stock Option Agreement”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises herein contained, and for other valid consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Termination of Consulting Agreement. The Parties hereby agree to terminate the Consulting Agreement, effective as of the Transition Date. The Parties each hereby waive any notice requirements with respect to such termination under the Consulting Agreement.

2.    Amendment to Section 5(a) of the Stock Purchase Agreement. In connection with Dr. Chaudhuri’s continued service as a member of the Board and in order to confirm that the stock purchased pursuant to the Stock Purchase Agreement will continue to vest in connection with such Board service, the Parties agree that Section 5(a) of the Stock Purchase Agreement is hereby amended to provide that “employed by the Company,” as such term is used in the Stock Purchase Agreement, shall mean that Dr. Chaudhuri is rendering substantial services as an officer, employee, consultant, independent contractor or director to the Company or to any affiliate of the Company, as determined by the Board.

3.    Amendment to Notice of Stock Option Grant Vesting Schedule. In addition, the Parties agree that the Notice of Stock Option Grant associated with the March 2019 Stock Option Agreement is hereby amended, such that the second paragraph of the section entitled “Vesting Schedule” as set forth on the Notice of Stock Option Grant is replaced in its entirety with the following:

“In addition to the vesting arrangements outlined above and notwithstanding anything to the contrary in the Stock Option Agreement, the following vesting acceleration terms (the “Vesting Acceleration Terms”) shall apply:

If a Change of Control occurs prior to the termination of Optionee’s arrangement to provide services to the Corporation, then the vesting of all shares subject to the Option shall accelerate in full, effective as of the closing of the Change of Control.

“Change of Control” will mean the occurrence of any of the following events:

(i)

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)

The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Notwithstanding the foregoing provisions of this definition, a transaction will not be deemed a Change of Control unless the transaction qualifies as a “change in control event” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended.”

4.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

5.    Governing Law. This Agreement shall be construed exclusively in accordance with, and governed in all respects exclusively by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

6.    Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties hereto concerning the subject matter herein, and supersedes all prior written and oral understandings relating to such subject matter.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Transition and Amendment Agreement as of the date first written above.

DR. CHAUDHURI

By:	/s/ Bhaskar Chaudhuri
Name:	Bhaskar Chaudhuri

COMPANY

By:	/s/ Todd Franklin Watanabe
Name:	Todd Franklin Watanabe
Title:	Chief Executive Officer

[SIGNATURE PAGE TO TERMINATION AGREEMENT]